Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Vertex, Inc. on Form S-1 as amended of our report dated March 27, 2020 (except for the effect of the stock split for the common stock and other subsequent events, discussed in Note 12, as to which the date is July 28, 2020) on the consolidated financial statements of Vertex, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

New York, New York

July 28, 2020